UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2026

PANAMERA HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-55569	46-5707326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 West Loop South, Suite 1820 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 878-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 30, 2026, T. Benjamin Jennings will no longer serve as Chief Executive Officer of Panamera Holdings Corporation (collectively, the “Company”). Mr. Jennings will continue to serve as Non-Executive Chairman of the Board of the Company.  This change will be essential as Panamera moves forward implementing the strategic combination with Rain Cage Carbon, Inc.

In addition effective April 30, 2026, Cristopher Proler will no longer serve as President and Board Member of Panamera Holdings.  The company is appreciative of the time Mr. Proler served in these capacities.

For the time being The Board of Directors will cover these positions while searching for candidates who have the expertise to provide and execute a new vision for Panamera Holdings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAMERA HOLDINGS CORPORATION

/s/ Douglas Baker
Douglas Baker
Chief Financial Officer, and Director

Date: May 12, 2026

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